Exhibit 10.3

VISHAY INTERTECHNOLOGY, INC. 2007 STOCK INCENTIVE PROGRAM
(AS AMENDED AND RESTATED)

            1.            Purpose.  The Vishay Intertechnology, Inc. 2007 Stock Incentive Program provides for the grant of stock options, restricted stock, restricted stock units, unrestricted stock, stock appreciation rights and phantom stock units to executive officers, key employees and directors of Vishay Intertechnology, Inc. and its subsidiaries.  The purpose of the Program is to enhance the long-term performance of the Company and to provide the selected individuals with an incentive to improve the growth and profitability of the Company by acquiring a proprietary interest in the success of the Company.  The Program as amended and restated reflects the merger of the Vishay Intertechnology, Inc. Senior Executive Phantom Stock Plan with and into the Program, and includes Awards of Phantom Stock Units. The effectiveness of the amendment and restatement of the Program, including the merger of the Vishay Intertechnology, Inc. Senior Executive Phantom Stock Plan with and into the Program is conditioned on and subject to the approval of the Company's stockholders at the Company's Annual Meeting of Stockholders to be held in 2014.

            2.         Definitions.  Whenever used in the Program, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

              (a)        "Agreement" means the written agreement between the Company and a Participant, or other documentation, evidencing an Award.  A Participant's acceptance of an Award shall be deemed to reflect the Participant's agreement that the Award shall be subject to all of the terms and conditions of this Program and the applicable Agreement.

              (b)        "Award" means an Option, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Stock Appreciation Right or Phantom Stock Unit Award.

              (c)        "Board" means the Board of Directors of the Company.

              (d)        "Cause" means any of the following:

                      (i)  A Participant's conviction of a felony or any other crime involving moral turpitude (whether or not involving the Company or its Subsidiaries);

                      (ii)  Any act or failure to act by a Participant involving dishonesty, fraud, misrepresentation, theft or embezzlement of assets from Vishay or its Subsidiaries; or

                      (iii)            A Participant's (A) willful and repeated failure to substantially perform his duties under any applicable employment agreement, or the repeated refusal to follow the reasonable directions of the Board or any officer of the Company (other than as a result of Disability) or (B) willful and repeated failure to substantially comply with any policy of the Company or its Subsidiaries applicable to the Participant; in either case following the Participant's failure to cure within twenty (20) days after the Participant's receipt of written notice from the Company.

              (e)        "Class B Common Stock" means the Class B common stock, $0.10 par value per share, of the Company.

              (f)         "Code" means the Internal Revenue Code of 1986, as amended.

              (g)        "Committee" means the Compensation Committee of the Board, or the Board, if acting in place of the Compensation Committee.

              (h)        "Common Stock" means the common stock, par value $0.10 per share of the Company, other than Class B Common Stock.

              (i)         "Company" means Vishay Intertechnology, Inc. a Delaware corporation, or any successor organization.

              (j)         "Consent" has the meaning prescribed in Section 14.

              (k)        "Continuing Director" means a director who either (i) was a member of the Board on April 1, 2008 or (ii) becomes a member of the Board after April 1, 2008 and whose election, appointment or nomination for election by the stockholders of the Company is duly approved by a majority of the Continuing Directors on the Board at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board in which such individual is named as nominee for director.

              (l)         "Disability" means a physical or mental condition which, in the judgment of the Committee, permanently prevents a Participant from performing his usual duties for the Company or such other position or job which the Company makes available to him and for which the Participant is qualified by reason of his education, training and experience.  In making its determination the Committee may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates.  The Committee may make the determination in its sole discretion and any decision of the Committee shall be binding on all parties.

              (m)       "Effective Date" means the date of the Company's Annual Meeting of Stockholders to be held in 2014.

              (n)        "Employee" means a full-time, nonunion, salaried, common law employee of the Company or any Subsidiary.  The term "Employee" shall not include an individual who is not classified by the Committee as an employee, even if such individual is retroactively recharacterized as an employee by the Company, a Subsidiary or a third party.

              (o)        "Exercise Price" means the price per share at which Common Stock may be purchased upon exercise of an Option.

              (p)        "Expiration Date" means the last date upon which an Option can be exercised, as described in Section 6(b).

              (q)        "Fair Market Value" means:

                      (i)            If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.

                      (ii)           If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.

                      (iii)          If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.

              (r)         "Immaculate Cashless Exercise" means an arrangement for the exercise of Options under which the Participant receives Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Common Stock subject to Option exercise over the aggregate Option exercise price for such Options.

              (s)         "Involuntary Termination" means a Termination of Employment but does not include a Termination of Employment for Cause or a Voluntary Resignation.

              (t)          "Option" means a right to purchase Shares granted pursuant to Section 6 of this Program, which shall not be treated as an incentive stock option under section 422 of the Code.

              (u)         "Participant" means an individual to whom an Award is granted pursuant to the Program, provided that with respect to Section 12, the term "Participant" shall mean any Employee of the Company who has entered into an employment agreement with the Company that provides for the grant of Phantom Stock Units pursuant to the Program.

              (v)         "Permitted Holder" means each of the Estate of Dr. Felix Zandman, Dr. Felix Zandman's surviving spouse, his children or lineal descendants, the Estate of Mrs. Luella B. Slaner or her children or lineal descendants, any trust established for the benefit of such persons, or any "person" (as such term is used in Section 13(d) or Section 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any such person referenced in this Section 2(v) or any trust established for the benefit of such persons or any charitable trust or non-profit entry established by a Permitted Holder, or any group in which such Permitted Holders hold more than a majority of the voting power of the Common Stock and Class B Common Stock deemed to be beneficially owned by such group.

              (w)        "Phantom Stock Unit" shall mean a right to receive a Share on a future date referenced in a Participant's employment agreement between the Company or a Subsidiary and the Participant.

              (x)         "Phantom Stock Plan" means the Vishay Intertechnology, Inc. Senior Executive Phantom Stock Plan which was merged with and into the Program, as amended and restated.

              (y)         "Program" means the Vishay Intertechnology, Inc. 2007 Stock Incentive Program, as amended and restated, and as may be amended from time to time.

              (z)         "Program Action" has the meaning prescribed in Section 14.

              (aa)       "Restricted Stock" means restricted Shares that are forfeitable on the date of grant and that may not be transferred until vested.

              (bb)       "Restricted Stock Unit" means the right to receive a Share on a date determined by the Committee and set forth in the applicable Agreement.

              (cc)       "Retirement" means a Termination of Employment from the Company or a Subsidiary, with the consent of the Company, on or after the "normal retirement age" defined under any tax qualified retirement plan maintained by the Company.

              (dd)      "SAR Spread" has the meaning prescribed in Section 2(ff).

              (ee)       "Share" means a share of Common Stock.

              (ff)        "Stock Appreciation Right" means the right to receive in cash or Shares the excess, if any, of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the grant date (the SAR Spread), and otherwise shall have the same terms and conditions as an Option granted hereunder.

              (gg)       "Subsidiary" means any trade or business, including, without limitation, a corporation (other than the Company), partnership or limited liability company in an unbroken chain of trades or businesses beginning with the Company if, at the time of the granting of the Award, each of the trades or businesses other than the last trade or business in the unbroken chain owns ownership interests equal to 50% or more of the total combined voting power of all ownership interests in one of the other trades or businesses in the chain.

              (hh)       "Termination of Employment."

                      (i)            In General.  "Termination of Employment" means the termination of the employee-employer relationship between an Employee and the Company or a Subsidiary, or the termination of service as a member of the Board, regardless of the fact that severance or similar payments are made to the Participant, for any reason, including, but not limited to, a Voluntary Resignation, Involuntary Termination, termination for Cause, death, Disability or Retirement.  The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause.  If a Participant is both an Employee and a member of the Board or if a Participant ceases to be an Employee or Board member and immediately commences service in the other capacity, then a Termination of Employment shall occur when the Participant is neither an Employee nor a member of the Board.

                      (ii)           Special Provisions Relating to Section 409A of the Code.
                                (A)            To the extent compliance with the requirements of Treasury Regulation § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under section 409A of the Code to payments due to a Participant upon or following his Termination of Employment, then notwithstanding any other provision of the Program, any such payments that are otherwise due within six months following the Participant's Termination of Employment, including but not limited to payments described in Section 12(d), will be deferred and paid to  the Participant in a lump sum immediately following that six-month period.

                                (B)            Notwithstanding any other provision of the Program to the contrary, any payment or benefit provided to a Participant upon or following his or her Termination of Employment that represents a "deferral of compensation" within the meaning of section 409A of the Code shall only be paid or provided to the Participant upon his or her "separation from service" within the meaning of Treas. Reg. § 1.409A-1(h) (or any successor regulation).

              (ii)        "Unrestricted Stock" means Shares that are fully and immediately vested at the date of grant of an Award.

              (jj)        "Voluntary Resignation" means a Termination of Employment as a result of the Participant's resignation.

            3.            Administration.

              (a)         The Program shall be administered by the Committee, which shall consist of at least two directors who are not Employees of the Company or a Subsidiary.  The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.  To the extent required for transactions under the Program to qualify for the exemptions available under Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, the members of the Committee shall be "non-employee directors" within the meaning of Rule 16b‑3.  To the extent required for compensation realized from Awards to be deductible by the Company pursuant to section 162(m) of the Code, the members of the Committee shall be "outside directors" within the meaning of section 162(m).  Notwithstanding the foregoing, no grant of an Award shall be invalidated if the Committee is not so constituted.  If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Program that would otherwise be the responsibility of the Committee.

              (b)         The Committee shall have full authority, in its discretion, to:

                      (i)            determine the Employees of the Company or any Subsidiary to whom Awards shall be granted and the terms and provisions of each Award, subject to the provisions of this Program;

                      (ii)           exercise all of the powers granted to it under this Program;

                      (iii)          construe, interpret and implement the Program and any Agreement;

                      (iv)          prescribe, amend and rescind rules and regulations relating to this Program, including rules governing its own operations;

                      (v)           determine the terms and provisions of the respective Agreement with each Participant;

                      (vi)          make all determinations necessary or advisable in administering the Program; and

                      (vii)         correct any defect, supply any omission and reconcile any inconsistency in the Program.

The Committee's determinations under the Program need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Program (whether or not such persons are similarly situated).  The Committee's decisions shall be final and binding on all Participants.

              (c)           Action of the Committee shall be taken by the vote of a majority of its members.  The determination of the Committee on all matters relating to the Program or any Agreement (including, without limitation, the determination as to whether an event has occurred resulting in forfeiture or a termination or reduction of the Company's obligations in accordance with the terms of this Program) shall be final, binding and conclusive.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Program or any award thereunder.

              (d)           Notwithstanding any other provision of the Program, the Committee (or the Board acting instead of the Committee), may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s) or any member of the Board), among those eligible to receive awards pursuant to the terms of the Program, who will receive Awards and the size of each such grant, to the fullest extent permitted by Section 157 of the Delaware General Corporation Law (or any successor provision thereto).  The Committee may additionally delegate to one or more officers of the Company the day-to-day administrative management of the Program to the fullest extent permitted by Section 157 of the Delaware General Corporation Law (or any successor provision thereto).

              (e)            With respect to Awards granted to members of the Board who are not Employees of the Company, the Program shall be administered as otherwise set forth in this Section 3, including determining which individuals shall receive Awards and the terms of any such Awards, solely by the Board.

              (f)            All expenses of the Program shall be borne by the Company.

        4.            Shares Available.

              (a)            Number of Shares Available.  Subject to adjustment in accordance with Section 4(c), the number of Shares for which Awards may be granted under this Program is 6,500,000, including 300,000 Shares previously reserved for issuance under the Phantom Stock Plan, which may consist of treasury shares, authorized but unissued Shares or Shares acquired by the Company for purposes of the Program.  The maximum number of Shares subject to Awards granted under this Program to any participating Employee for any year shall not exceed 300,000, subject to adjustment in accordance with Section 4(c).  To the extent permitted by law, any Shares attributable to the unexercised, unearned or otherwise unsettled portion of any Award that is forfeited, canceled, expires or terminates for any reason without being exercised, earned or otherwise settled in full, including such Shares underlying Awards granted before the Effective Date, shall again be available for the grant of Awards under this Program.

              (b)            Effect of Share Withholding and Immaculate Cashless Exercise.   If (i) with respect to any form of Award, the Company withholds Shares to satisfy its minimum tax withholding requirements as provided in Section 18, (ii) an Option covering Shares is exercised pursuant to an Immaculate Cashless Exercise arrangement or (iii) Shares are tendered to the Company in payment of the Exercise Price of an Option, other Options may not be granted covering (A) the Shares so withheld to satisfy the Company's tax withholding requirements, (B) the Shares that were subject to such Option but not delivered because of the application of such Immaculate Cashless Exercise provisions or (C) the Shares so tendered to pay the Exercise Price, as applicable.  In addition, for the avoidance of doubt, Awards may not be granted covering Shares repurchased by the Company on the open market with proceeds, if any, received by the Company on account of the payment of the option price for an Option by Participants.

              (c)            Changes in Capitalization.  If there is any change in the outstanding Shares by reason of a stock dividend or distribution, stock split, reverse stock split, recapitalization or similar corporate change, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares that may be delivered under the Program and the number of Shares subject to each outstanding Award, and, if appropriate, the Exercise Price under an Award of Options, shall be equitably adjusted by the Committee to prevent the enlargement or dilution of rights of a Participant under the Award.  After any adjustment made pursuant to this Section 4(c), the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number.

            5.            Eligibility.  Officers, other Employees of the Company or a Subsidiary, and members of the Board, who are responsible for or contribute to the management, growth, and profitability of the business of the Company or a Subsidiary, are eligible to participate in the Program.  Subject to Section 3(d), the selection of individuals for participation in the Program shall be made by the Committee, based on a subjective evaluation of each individual's performance and expected future contribution to the Company and its Subsidiaries, and may take into account the recommendations of the Chief Executive Officer of the Company, provided that any Employee of the Company who has entered into an employment agreement with the Company providing for the granting of Phantom Stock Units pursuant to the Program shall be eligible to receive a Phantom Stock Awards as provided in such employment agreement.

       6.            Options.

              (a)            Grant of Options.  The Committee, in its discretion, may grant Options during any year that this Program is in effect to any eligible Employee.  The terms of each Option shall be contained in an Agreement, which shall contain the number of Shares covered by the Option, the period during which the Option may be exercised, the Exercise Price, and any additional terms and conditions not inconsistent with this Program that the Committee deems to be appropriate.  The Committee shall have complete discretion in determining the number of Shares subject to each Option grant (subject to the share limitations set forth in Section 4(a)) and, consistent with the provisions of this Program, the terms, conditions and limitations pertaining to each Option.  The terms of Options need not be uniform among Participants.

              (b)            Option Term.  The duration of each Option shall be specified in the Agreement and shall not exceed ten (10) years.

              (c)            Option Price.  The Exercise Price of the Common Stock purchasable under any Option shall be determined by the Committee and set forth in each Agreement, subject to adjustment in accordance with Section 4(c).  The Exercise Price shall not be less than the Fair Market Value of a Share on the date the Option is granted.

              (d)            Exercise of Options.  Each Agreement shall contain a vesting schedule, which shall specify when the Option shall become vested and thus exercisable; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person acting for the benefit of the Participant to exercise all or any part of the Option during all or part of the remaining Option term specified in Section 6(a), notwithstanding any provision of the Agreement to the contrary.

              (e)            Termination of Employment.

                      (i)            Death or Disability.  If a Participant has a Termination of Employment as a result of death or Disability, the time at which the unexercised portion of any Option becomes exercisable may be accelerated, including to make the Option immediately exercisable in full.  Except as otherwise provided in an applicable Agreement, the Option, to the extent that it is not exercisable on the date of termination, shall expire and terminate on such date of termination and the Option, to the extent that it is exercisable (including after any acceleration of vesting) on such date of termination, shall expire and terminate on the earlier of the Expiration Date or first anniversary of the Participant's death or disability.  Any exercise of an Option following a Participant's death shall be made only by the Participant's executor or administrator, unless the Participant's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition.  If a Participant's personal representative or the recipient of a specific disposition shall be entitled to exercise an Option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Program and the applicable Agreement which would have applied to the Participant.

                      (ii)            Retirement.  If a Participant has a Termination of Employment due to Retirement, the time at which the unexercised portion of an Option becomes exercisable may be accelerated, including to make the Option immediately exercisable in full.  Except as otherwise provided in an applicable Agreement, the Option, to the extent that it is not exercisable on the date of retirement, shall expire and terminate on such date of retirement and the Option, to the extent that it is exercisable (including after any acceleration of vesting) on such date of retirement, shall expire and terminate on the earlier of the Expiration Date or the first anniversary of the Participant's retirement.

                      (iii)           Other Termination.  Except as otherwise provided in an applicable Agreement, if a Participant has a Termination of Employment for reasons other than as provided in Sections 6(e)(i) and 6(e)(ii), the Option, to the extent that it is not exercisable on the date of termination, shall expire and terminate on such date of termination and the Option, to the extent that it is exercisable (including after any acceleration of vesting) on such date of termination, shall expire and terminate on the earlier of the Expiration Date of the Option or on the 60th day after the Participant's termination; provided, however, that the unexercised portion of any Option (including any vested portion) shall expire and terminate immediately upon a Termination of Employment for Cause.

                      (iv)           If the Company in its sole discretion determines that the Participant has, at any time during the 12-month period following Termination of Employment violated the terms of any agreement with the Company or a Subsidiary regarding (i) engaging in a business that competes with the business of the Company or any Subsidiary, (ii) interfering in any material respect with any contractual or business relationship of the Company or any Subsidiary, or (iii) soliciting the employment of any person who was during such 12-month period, a director, officer, partner, Employee, agent or consultant of the Company or a Subsidiary, then (x) all outstanding unexercised Options issued to the holder pursuant to the Program shall be forfeited and (y) upon written request from the Company, the Participant shall pay to the Company any gain realized upon the exercise of an Option within the 12-month period preceding the violation or such other period as may be set forth in the applicable Agreement.

              (f)             Transfer of Option.  Unless the Committee determines otherwise at the time an Option is granted, no Option granted under the Program shall be assignable or transferable other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the life of the Participant only by the Participant or his legal representative.

              (g)             Substituted Options.  Notwithstanding anything to the contrary in this Section 6, any Option issued in substitution for an Option previously issued by another entity, which substitution occurs in connection with a transaction to which section 424(a) of the Code is applicable, may provide for an exercise price computed in accordance with such section of the Code and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued Option being replaced thereby.

              (h)            Exercise of Options.

                      (i)             In General.  An Option shall be exercised by the delivery of a written notice of exercise to the Corporate Secretary of the Company, or such other person specified by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price and any required withholding taxes.  Payment of the Exercise Price for the Shares being purchased shall be made:  (A) by certified or official bank check (or the equivalent thereof acceptable to the Company), or (B) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe.  The Committee may allow exercises to be made by means of Immaculate Cashless Exercise or other similar arrangement with the delivery of payment as permitted under Federal Reserve Board Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Program's purpose and applicable law.  Payment shall be made on the date that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  Promptly after receiving payment of the full Exercise Price, the Company shall, subject to the provisions of Section 14, deliver to the Participant, or to such other person as may then have the right to exercise the Option, a certificate for the Shares for which the Option has been exercised.

                      (ii)            Automatic Exercise.  The provisions of this Paragraph 6(h)(ii) shall apply to any Option that is unexercised, in whole or in part, on or after the Effective Date, including any such Option that was granted before the Effective Date.  Immediately before the time at which any such Option is scheduled to expire in accordance with the terms and conditions of the Program and the applicable Agreement, the Option shall be deemed automatically exercised, if such Option satisfies the following conditions:

                              (A)            Such Option is covered by a then-current registration statement or a Notification under Regulation A under the 1933 Act.

                              (B)            The last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the option price per Share by such amount as may be determined by the Committee or its delegate from time to time.  Absent a contrary determination, such excess per Share shall be $0.01.

                              (C)            The Participant to whom such Option has been granted has not terminated employment for Cause, and, immediately before the time at which any such Option is scheduled to expire in accordance with the terms and conditions of the Program and the applicable Agreement, there is no basis for a Termination of Employment for Cause.

                              (D)            An Option subject to this Section 6(h)(ii) shall be exercised via Immaculate Cashless Exercise, such that subject to the other terms and conditions of the Program, following the date of exercise, the Company shall deliver to the Participant Shares having a value, at the time of exercise, equal to the excess, if any, of (A) the value of such Shares based on the  last reported sale price of such Shares on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading date, over (B) the sum of (x) the aggregate option price for such Shares, plus (y) the applicable tax withholding amounts (as determined pursuant to Section 18) for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of Shares, the Company shall pay cash in lieu of any fractional Share.

            7.            Employees Based Outside of the United States.  Notwithstanding any provision of this Program to the contrary, in order to foster and promote the achievement of the purposes of the Program, or to comply with these provisions in other countries in which the Company or any Subsidiary operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Employees employed by the Company or any Subsidiary outside the United States, are eligible to participate in the Program; (ii) modify the terms and conditions of any options granted to Employees who are employed outside the United States (including the grant of Stock Appreciation Rights, as described in Section 8 in lieu of Options); and (iii) establish subprograms, modified Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.

            8.            Stock Appreciation Rights.  The Committee in its discretion may grant Stock Appreciation Rights in lieu of Options to Employees, having terms and conditions similar to terms and conditions applicable to Options under Section 6.  Stock Appreciation Rights granted under this Section 8 shall be treated as Options for the application of the limitations in Section 4(a).

            9.             Restricted Stock.

              (a)            Restricted Stock Grants.  The Committee may grant Restricted Stock to such persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Program.  The terms of a grant of Restricted Stock shall be contained in an Agreement, which shall contain the number of Shares of Restricted Stock granted, when the Restricted Stock vests and any additional terms and conditions not inconsistent with this Program that the Committee deems to be appropriate.  If the Restricted Stock is newly issued by the Company, the Participant must make payment to the Company or its exchange agent in an amount at least equal to the par value of the shares as required by the Committee and in accordance with the Delaware General Corporation Law.

              (b)            Issuance of Stock Certificate(s).  Promptly after the Committee grants Restricted Stock to a Participant, the Company or its exchange agent shall issue to the Participant a stock certificate or stock certificates for the Shares covered by the Award or shall establish an account evidencing ownership of the stock in uncertificated form.  Upon the issuance of such stock certificate(s) or establishment of such account, the Participant shall have the rights of a stockholder with respect to the Restricted Stock, subject to:

                      (i)                The nontransferability restrictions and forfeiture provision described in Section 9(d) and Section 9 (e);

                      (ii)                In the Committee's discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and

                      (iii)               Any other restrictions and conditions contained in the applicable Agreement.

              (c)            Custody of Stock Certificate(s).  Unless the Committee shall otherwise determine, any stock certificates issued evidencing Shares of Restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Agreement.  The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability or, if the Restricted Stock is in book entry form, that such book entry or account be subject to electronic coding or stop order indicating that such Shares of Restricted Stock are restricted by the terms of the Program.  Such legend, electronic coding or stop order shall not be removed until such Shares of Restricted Stock vest.

              (d)            Nontransferability.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Program or the applicable Agreement.  The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the nontransferability of the Restricted Stock shall lapse.

              (e)            Termination of Employment.  Except as may otherwise be provided by the Committee at any time prior to a Participant's termination of employment, a Participant's termination of employment for any reason (including death) shall cause the immediate forfeiture of all Restricted Stock that has not yet vested as of the date of such termination of employment.  Unless the Board or the Committee determines otherwise, all dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the Participant's repayment of dividends received directly, or otherwise.

            10.            Unrestricted Stock.  The Committee may grant (or sell at a purchase price at least equal to par value) Shares free of restrictions under the Program, to such persons and in such amounts as the Committee shall determine in its sole discretion, subject to the provisions of the Program.  Shares may be thus granted or sold in respect of past services or other valid consideration.

        11.       Restricted Stock Units.

              (a)            Restricted Stock Unit Grants.  The Committee may grant Restricted Stock Units to such persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Program.  The terms of a grant of Restricted Stock Units shall be contained in an Agreement, which shall contain the number of Restricted Stock Units granted, when the Restricted Stock Units vest, when the Shares will be issued and any additional terms and conditions not inconsistent with this Program that the Committee deems to be appropriate.  Unless the applicable Agreement provides otherwise, a Share will be issued immediately upon vesting of a Restricted Stock Unit.

              (b)           Vesting.  Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Program or the applicable Agreement.  The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the Restricted Stock Units shall vest.

              (c)            Termination of Employment.  Except as may otherwise be provided by the Committee at any time prior to a Participant's Termination of Employment, a Participant's Termination of Employment for any reason (including death) shall cause the immediate forfeiture of all Restricted Stock Units that have not yet vested as of the date of such Termination of Employment.

        12.            Phantom Stock Units.

              (a)            Phantom Stock Unit Awards.  Each Participant who has an employment agreement with the Company or a Subsidiary that provides for the Award of Phantom Stock Units shall be granted the number of Phantom Stock Units specified in such Participant's employment agreement, as of the date or dates specified in such employment agreement.  Each grant of Phantom Stock Units shall be evidenced by an Agreement.

              (b)            Vesting of Phantom Stock Units.  Except as otherwise provided by the Committee and reflected in the Agreement, Phantom Stock Units granted shall be fully vested and nonforfeitable.

              (c)            Dividends.  If a dividend is distributed with respect to Shares, each Participant shall receive an Award of additional Phantom Stock Units determined by dividing the aggregate amount of cash dividends the Participant would have received with respect to the Phantom Stock Units (if the Phantom Stock Units were Shares) by the closing price per Share on the New York Stock Exchange, or such other national securities exchange or interdealer quotation service on which Shares are then traded, on the trading day on which the dividend distribution is made.

              (d)            Settlement of Phantom Stock Units.   Within 30 days after the Participant incurs a Termination of Employment, or such other time as may be specified in the applicable employment agreement or required by applicable law, the Company shall deliver Shares to the Participant equal to the number of the Participant's Phantom Stock Units.  Notwithstanding the foregoing, distribution of Shares to a Participant that represents a "deferral of compensation" within the meaning of section 409A of the Code shall only be paid or provided to a Participant at such time and in such form as shall avoid the application of an additional tax under section 409A.

              (e)            Phantom Stock Units Unfunded.  Phantom Stock Units granted to a Participant and the benefits payable in respect thereof represent merely unfunded, unsecured promises of the Company to distribute Shares in the future.

              (f)            Nontransferability of Phantom Stock Units.  No transfer (other than a transfer made by will or by the laws of descent and distribution) by the Participant of any right to any payment of Phantom Stock Units, whether voluntary or involuntary, by operation of law or otherwise, and whether by means of alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, shall vest the transferee with any interest or right, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any such amount, whether presently or thereafter payable, shall be void and of no force or effect.

            13.            No Rights as a Stockholder.  No Participant (or other person having the right to exercise an Option or Stock Appreciation Right, vest in a Restricted Stock Unit or receive Shares on account of Phantom Stock Units) shall have any of the rights of a stockholder of the Company with respect to shares subject to such an Award until the issuance of a stock certificate to such person for such shares or the establishment of an account evidencing ownership of such shares in uncertificated form, except as otherwise provided in Section 4(c).

            14.       Consents and Approvals.  If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Program or the taking of any other action thereunder (each such action being hereinafter referred to as a Program Action), then such Program Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.  The term Consent as used herein with respect to any Program Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the Participant with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Program Action by any governmental or other regulatory bodies.

     15.       Change in Control.

              (a)            Change in Control Defined.  A "Change in Control" shall be deemed to have occurred at such time as:

                      (i)                A "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company or any of its Subsidiaries or any employee benefit plans of the Company or any of its Subsidiaries or any Permitted Holders) becomes the direct or indirect "beneficial owner", as defined in Rule 13d‑3 under the Exchange Act, of 50% or more, in the aggregate, of the voting power of the (x) Common Stock and Class B Common Stock then outstanding or (y) other capital stock into which the Common Stock or Class B Common Stock is reclassified or changed;

                      (ii)               The consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than to a Subsidiary of the Company; provided, however, that a transaction where the holders of the Common Stock and the Class B Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Change in Control;

                      (iii)              The Continuing Directors cease to constitute at least a majority of the Company's board of directors; or

                      (iv)              The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

              (b)            Effect of a Change in Control.

                      (i)                Upon the occurrence of a Change in Control, the Committee may (A) cause all or some of the Awards outstanding under the Program to be fully vested as of the effective date of the Change in Control or (B) provide for the accelerated distribution of Phantom Stock Units.

                      (ii)               Upon the occurrence of a Change in Control that results in (A) a dissolution or liquidation of the Company, (B) a sale of all or substantially all of the Company's assets, (C) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (D) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, with respect to Options and Stock Appreciation Rights, in its absolute discretion (which may include not treating all Options and Stock Appreciation Rights uniformly), elect to either:

                              (1)            Amend each Option or Stock Appreciation Right so that it becomes exercisable in full at least two weeks before the occurrence of such event and expires upon the occurrence of such event;

                              (2)            Cancel, effective immediately prior to the occurrence of such event, each Option or Stock Appreciation Right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant an amount in cash, for each Stock Appreciation Right, equal to the spread (on the same basis as determined for an Option under this Section 15(b)(ii)(2), and for each Share subject to such Option equal to the excess, if any, of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a Share as a result of such event over (y) the exercise price of such Option, provided that for the avoidance of doubt, such power of cancellation shall include the power to cancel any Option for which (y) is greater than or equal to (x) and the power to cancel any Stock Appreciation Right for which the spread is zero or negative; or

                      (iii)              With respect to Options, provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property which a holder of the number of Shares subject to such Option would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the Option, or the number of shares or amount of property subject to the Option or, if appropriate, provide for a cash payment to the Participant in partial consideration for the exchange of the Option, and with respect to Stock Appreciation Rights, provide for comparable exchanges.

            16.       Limitations Imposed by Section 162(m).

              (a)            Qualified Performance-Based Compensation.  The Committee may make the granting and/or vesting of an Award subject to the attainment of one or more pre-established objective performance goals during a performance period, as set forth below.  To the extent provided by the Committee in connection with any Award, it is intended that the compensation realized by the Participant from such Awards shall qualify as "qualified performance-based compensation" within the meaning of section 162(m) of the Code.

                      (i)            Performance Goals.  With respect to any Award that is intended to qualify as "qualified performance-based compensation" within the meaning of section 162(m) of the Code, prior to the ninety-first (91st) day of the applicable performance period or during such other period as may be permitted under section 162(m) of the Code, the Committee shall establish one or more objective performance goals with respect to such performance period.  Such performance goals shall be expressed in terms of one or more of the following criteria:  (A) earnings (either in the aggregate or on a per-share basis, either including or excluding any or all of interest, depreciation and amortization, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends); (B) net income, adjusted as the Committee deems appropriate, including but not limited to adjustments to exclude any or all of  restructuring and related severance costs, inventory write-downs and related purchase commitment charges, and individually material one-time gains or charges); (C) gross or net sales; (D) cash flow(s) (including either operating or net cash flows); (E) financial return ratios; (F) total shareholder return, shareholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time, share price or share price appreciation; (G) value of assets, return or net return on assets, net assets or capital (including invested capital); (H) adjusted pre-tax margin; (I) margins, profits and expense levels; (J) dividends; (K) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (L) reduction of losses, loss ratios or expense ratios; (M) reduction in fixed costs; (N) operating cost management; (O) cost of capital; (P) debt reduction; (Q) productivity improvements; (R) inventory turnover measurements; or (S) customer satisfaction based on specified objective goals or a Company-sponsored customer survey.  Each such performance goal (1) may be expressed (x) with respect to the Company as a whole or with respect to one or more divisions or business units, (y) on a pre-tax or after-tax basis, (z) on an absolute and/or relative basis, and (2) may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders' equity and shares outstanding.

                      (ii)            Applicability of GAAP.  To the extent applicable, the measures used in performance goals set under the Program shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's regular reports on Forms 10‑K and 10‑Q, without regard to any of the following, unless otherwise determined by the Committee consistent with the requirements of section 162(m)(4)(C) of the Code and the regulations thereunder:

                              (A)             All items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company;

                              (B)            All items of gain, loss or expense for a fiscal year that are related to (1) the disposal of a business or discontinued operations or (2) the operations of any business acquired by Company during the fiscal year;

                              (C)            All items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

          (D)       To the extent any objective performance goals are expressed using cash flow(s) (including either operating or net cash flows) or any other earnings or sales-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee and established at the time the applicable performance goals are established.

                      (iv)            Performance Period.  The Committee in its sole discretion shall determine the length of each performance period.

              (b)            Nonqualified Deferred Compensation.  Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company's federal tax deduction in respect of an Award may be limited as a result of section 162(m) of the Code, with respect to Restricted Stock or Restricted Stock Units, the Committee may require the Participant to surrender to the Committee any certificates with respect to Restricted Stock and agreements with respect to Restricted Stock Units, in order to cancel the awards of such Restricted Stock or Restricted Stock Units.  In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the Shares subject to such Awards.  The amount credited to the book account shall be paid to the Participant within 30 days after the date that compensation paid to the Participant no longer is subject to the deduction limitation under section 162(m) of the Code.  The Participant shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution.  The Committee may credit additional amounts to such book account as it may determine in its sole discretion.  Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

            17.            Designation of Beneficiary.  The Participant shall have the right to designate in writing from time to time a beneficiary or beneficiaries for any Award by filing a written notice of such designation with the Committee.  If the Participant's beneficiary predeceases the Participant and no successor beneficiary is designated, or if no valid designation has been made, the Participant's beneficiary shall be the Participant's estate.  In such an event, no payment shall be made unless the Committee shall have been furnished with such evidence as the Committee may deem necessary to establish the validity of the payment.

            18.            Tax Withholding.  The Company shall withhold any taxes required to be withheld by federal, state or local government in connection with an Award.  The Company shall have the right to require a Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares.  A Participant may pay the withholding tax in cash, or, with the consent of the Committee or its delegate, or if the Agreement provides, a Participant may also elect to have the number of Shares he is to receive reduced by the smallest number of whole Shares which, when multiplied by the Fair Market Value of the shares determined as of the date on which the amount of tax to be withheld is determined, is sufficient to satisfy federal, state and local, if any, withholding taxes arising from the Award.  Any such election must be made on or before the date on which the amount of tax required to be withheld is determined.

            19.            Right of Discharge Reserved.  Nothing in the Program or in any Agreement shall confer upon any Participant the right to continue as an Employee or executive officer of the Company or any Subsidiary, or affect any right which the Company may have to terminate such Employee or executive officer.

        20.            Amendment and Termination.

              (a)       In General.  The Board may terminate the Program at any time, the Board or the Committee may amend the Program at any time, and the Committee may amend any outstanding Agreement at any time in any respect whatsoever, except that, other than pursuant to Section 15(b), no termination of the Program and no amendment to the Program or to an outstanding Agreement shall materially impair any rights or materially increase any obligations of any Participant under any Award without the prior written consent of the Participant (or, after the Participant's death, the person succeeding to the Participant's interests with respect to the Award).  An amendment to an Award that is intended to qualify as qualified performance-based compensation within the meaning of section 162(m) of the Code shall be subject to stockholder approval to the extent necessary for the Award to continue to so qualify under section 162(m) of the Code.  Any other amendment to an Award shall be subject to stockholder approval to the extent necessary to comply with other applicable laws or regulations.

              (b)       Repricing of Options and Cash Buyouts.  Notwithstanding any provision in the Program to the contrary, neither the Board nor the Committee may, without obtaining prior approval by the Company's shareholders:

                           (i)            Reduce the option price of any issued and outstanding Option granted under the Program at any time during the term of such option or increase the SAR Spread with respect to any Stock Appreciation Right (other than by adjustment pursuant to Section 4(c) relating to changes in capitalization);

                      (ii)            Authorize the Company to purchase Options or exchange Options for cash or other property, except to the extent specifically authorized under circumstances described in Section 4(b), Section 15(b) or Section 18 relating to Immaculate Cashless Exercise, change in control and tax withholding, respectively.

            21.            Term of the Program.  This Program initially became effective on May 22, 2007, the date approved by the stockholders of the Company, and was most recently amended and restated, prior to the 2014 Annual Meeting of Stockholders, effective February 23, 2011.  The effectiveness of the amendment and restatement of the Program, including the merger of the Vishay Intertechnology, Inc. Senior Executive Phantom Stock Plan with and into the Program is conditioned on and subject to the approval of the Company's stockholders at the Company's Annual Meeting of Stockholders to be held in 2014.  The Program shall terminate upon the earlier of (i) the date on which all Common Stock available under this Program have been issued, (ii) the 10th anniversary of the Effective Date, or (iii) the termination of this Program by the Committee subject to approval of the Board of Directors of the Company.  No Award may be granted after the termination of the Program.  Any outstanding Awards as of the date the Program terminates shall remain in full force and effect, subject to the terms of the Program and the relevant Agreement relating to such Award.

          22.            Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board of Directors, shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by such person in settlement thereof with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled from the Company, as a matter of law, or otherwise.

            23.            Successors.  All obligations of the Company under the Program, with respect to any Award granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

            24.            Severability.  If any provision of the Program shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

            25.            Governing Law.  This Program and any grant of Awards made and any action taken hereunder shall be subject to and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

VISHAY INTERTECHNOLOGY INC.
ANNEX A – ISRAEL
TO THE 2007 STOCK INCENTIVE PROGRAM
(As amended and restated January 19, 2023)

DEFINITIONS

For purposes of this Annex and the Agreement, the following definitions shall apply:

            (a)           "Affiliate" – any "employer" within the meaning of Section 102(a) of the Ordinance.

            (b)           "Approved 102 Award" – an Award granted pursuant to Section 102(b) of the Ordinance and held in trust or controlled by a Trustee for the benefit of the Participant.

(c)           "Award” - for the purpose of this Annex, an Award shall include only Awards convertible into Shares.

            (d)           "Capital Gain Award (CGA)" – an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2)/(3) of the Ordinance.

            (e)           "Controlling Shareholder" – shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

            (f)            "Employee" – shall have the meaning ascribed to it in the Program, provided that only a person who is employed by an Affiliate (provided it is a company and not any other type of legal entity), including an individual who is serving as an office holder (as such term is defined in the Israeli Companies' Law, 5759-1999), shall be considered an Employee for purposes of the Annex, but excluding any Controlling Shareholder of the Company, all as determined in Section 102 of the Ordinance.

            (g)           "ITA" – the Israeli Tax Authorities.

            (h)           "Non-Employee" – anyone that is not an Employee.

            (i)            "Ordinary Income Award (OIA)" – an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

            (j)            "102 Award" – any Award granted to Employees pursuant to Section 102 of the Ordinance.

            (k)           "3(i) Award" – an Option or a Restricted Stock Unit granted pursuant to Section 3(i) of the Ordinance to any person who is a Non-Employee.

            (l)            "Ordinance" – the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

            (m)           "Section 102" – Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

            (n)           "Trustee" – any individual or entity appointed by the Company or its Israeli Subsidiary to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

            (o)           "Unapproved 102 Award" – an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

For the avoidance of any doubt, it is hereby clarified that any capitalized terms not specifically defined in this Annex shall be construed according to the interpretation given to it in the Program.

            1.          GENERAL

         1.1.            This Annex (the "Annex") shall apply only to Participants who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for the payment of tax (hereinafter, the "Israeli Participant").  The provisions specified hereunder shall form an integral part of the 2007 Stock Incentive Program of Vishay Intertechnology Inc. as amended (hereinafter, the "Program"), which applies to the issuance of Awards to purchase Shares of Vishay Intertechnology Inc. (hereinafter, the "Company").  All capitalized terms that are not defined in this Annex A shall have the meaning given to such term in the Program.  According to the Program, Awards to purchase the Company's Shares may be issued to employees, and officers of the Company or its subsidiaries and members of the Board.

         1.2            This Annex is effective with respect to Awards granted following Amendment no. 132 of the Ordinance, which entered into force on January 1, 2003.

         1.3            This Annex is to be read as a continuation of the Program and only modifies awards granted to Israeli Participants so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time.  For the avoidance of doubt, this Annex does not add to or modify the Program in respect of any other category of Participants.

         1.4            The Program and this Annex are complimentary to each other and shall be deemed as one.  In any case of contradiction, whether explicit or implied, between the provisions of this Annex and the Program, the provisions set out in the Annex shall prevail.

            2.            ISSUANCE OF AWARDS

         2.1            The persons eligible for participation in the Program as Israeli Participants and which are subject to this Annex shall include any Employees and/or Non-Employees; provided, however, that (i) Employees may only be granted 102 Awards; and (ii) Non-Employees and/or Controlling Shareholders of the Company may only be granted 3(i) Awards.

         2.2            The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards.

         2.3            The grant of Approved 102 Awards shall be made under this Annex adopted by the Board, and as approved by the ITA or as deemed to be approved by the ITA all in accordance with the provisions of Section 102.

         2.4            Approved 102 Awards may either be classified as Capital Gain Awards ("CGAs") or Ordinary Income Awards ("OIAs").

         2.5            No Approved 102 Awards may be granted under this Annex to any eligible Employee, unless and until, the Company's election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the "Election"), is appropriately filed with the ITA.  Such Election shall become effective beginning the first date of grant of an Approved 102 Award under this Annex and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Awards.  The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Employees who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance.  For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.

         2.6            All Approved 102 Awards must be held in trust or controlled and supervised by a Trustee, as described in Section 3 below.

         2.7            For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.

            3.            TRUSTEE

         3.1            Approved 102 Awards which shall be granted under this Annex and/or any Shares allocated or issued upon exercise or vesting of such Approved 102 Awards and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Employees or controlled and supervised by the Trustee (subject to the approval of the ITA) by the Trustee for at least such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the: "Holding Period").  In the case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards may be regarded as Unapproved 102 Awards, or as Awards which are not subject to Section 102 or shall be subject to any other applicable provision of the Ordinance all in accordance with the provisions of Section 102.

         3.2            Notwithstanding anything to the contrary, the Trustee shall not release any Approved 102 Awards and/or Shares allocated or issued upon exercise or vesting of Approved 102 Awards prior to the full payment of the Israeli Participant's tax liabilities arising from Approved 102 Awards which were granted to him and/or any Shares allocated or issued upon exercise or vesting of such Awards.

         3.3            With respect to any Approved 102 Award, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Employee shall not sell or release from trust any Approved 102 Award and/or any Share received upon the exercise or vesting of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance.  Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant.

         3.4             Upon receipt of Approved 102 Award, the Participant will sign an undertaking in which he or she will give his or her consent to the grant of the Award under Section 102, and will undertake to comply with the terms of Section 102 and the trust agreement between the Company and the Trustee.

            4.            THE AWARDS

            The terms and conditions, upon which the Awards shall be issued and exercised, shall be as specified in the Agreement to be executed pursuant to the Program and to this Annex.  Each Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (whether a CGA, OIA, Unapproved 102 Award or a 3(i) Award), the vesting provisions and the Exercise Price.

Further, the Israeli Participant agrees to execute and otherwise accept any and all documents that the Company, the applicable Affiliate employing the Israeli Participant, or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance, any rules, the terms of the Plan, this Annex or the Agreement.

            5.            FAIR MARKET VALUE

            Without derogating from the definition of "Fair Market Value" enclosed in the Program and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the date of grant of the CGAs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

            6.            ASSIGNABILITY AND SALE OF AWARDS

         6.1            Notwithstanding any other provision of the Program, no Award or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Participant each and all of such Participant's rights to purchase Shares hereunder shall be exercisable only by the Participant.  Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

         6.2            As long as Approved 102 Awards and/or underlying Shares are held by the Trustee on behalf of the Employee, all rights of the Employee over such Awards and/or underlying Shares are personal, may not be transferred, assigned, pledged or mortgaged, all in accordance with the provisions of Section 102, unless other than by will or laws of descent and distribution and after the required taxes and payments have been fully made or secured. In the event that such Awards and/or underlying Shares have been transferred by will or laws of descent and distribution, the provisions of Section 102 shall continue to apply on the heirs and transferees respectively.

6.3  A Participant shall have no rights as a shareholder of the Company with respect to any Shares covered by an Award until the Participant becomes the record holder of the subject Shares. In the case of Approved 102 Awards (if such Awards are being held by a Trustee), the Trustee shall have no rights as a shareholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder for such Shares for the Participant’s benefit, and the Participant shall not be deemed to be a shareholder and shall have no rights as a shareholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Participant and the transfer of record ownership of such Shares to the Participant (provided however that the Participant shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the Shares held by the Trustee for such Participant’s benefit, subject to any tax withholding and compulsory payment).

            7.            INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER'S PERMIT

         7.1            With regards to Approved 102 Awards, the provisions of the Program and/or the Annex and/or the Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit, and any tax ruling received in connection with the Program and this Annex, and any approval or ITA's issued guidelines and the said provisions, tax rulings, approval, guidance and permit shall be deemed an integral part of the Program and of the Annex and of the Agreement.

         7.2            Any provision of Section 102 and/or the said permit and/or tax ruling and/or ITA's issued guidelines, which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Program or the Annex or the Agreement, shall be considered binding upon the Company and the Participants, provided that such provision is not inconsistent with the Program.

            8.            DIVIDEND

            Subject to the Company's Incorporation Documents, with respect to all Shares (but excluding, for avoidance of any doubt, any unvested and/or unexercised Awards) allocated or issued upon the exercise or vesting of Awards and held by the Participant or by the Trustee as the case may be, the Participant shall be entitled to receive dividends in accordance with the quantity of such shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

            9.            TAX CONSEQUENCES

         9.1            Any tax consequences arising from the grant, vesting or exercise of any Award, from the payment for or sale of the Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant), hereunder, shall be borne solely by the Participant.  The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

          9.2            Participant may pay the withholding tax in cash, or, if the Agreement provides, a Participant may also elect to have the number of Shares he is to receive reduced by the number of whole Shares which, when multiplied by the Fair Market Value of the shares determined as of the date on which the amount of tax to be withheld is determined, is sufficient to satisfy the withholding taxes arising from the Award.  Any such election must be made on or before the date on which the amount of tax required to be withheld is determined.

          9.3            The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to a Participant until all required payments have been fully made. In the event that the Company, or its Affiliates, or the Trustee, as applicable, is uncertain as to the sum of the full tax payment due or which is subject to withholding, the Company or the Trustee, as applicable, may refuse to release the Shares until such time as the ITA verifies the sum of the full tax payment which is due, and the Participant shall not have any claims in connection with such refusal.

          9.4            With respect to Unapproved 102 Award, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

          9.5            For avoidance of doubt it is clarified that the tax treatment of any Awards granted under the Plan and this Annex is not guaranteed and although Awards may be granted under a certain tax route, they may become subject to a different tax route in the future.

          9.6            For the avoidance of doubt, with respect to Approved 102 Awards: (i) notwithstanding anything to the contrary in the Program, payment upon exercise of Options granted under the CGA may only be paid by cash or check or by a reduction of Shares pursuant to a “cashless exercise” or “net exercise” arrangement (to the extent permitted by the Board and/or Committee and provided that the application of cashless exercise with respect to Approved 102 Awards may be subject to obtaining a ruling from the ITA, to the extent required under applicable law), and not by surrender of Shares, or other forms of payment, unless and to the extent permitted under Section 102 and as expressly authorized by the ITA; (ii) certain adjustments and modifications to the terms of Awards granted under the CGA, may disqualify the Awards from benefitting from the tax benefits under the CGA, unless the prior approval of the ITA is obtained; (iii) notwithstanding anything to the contrary in the Plan, Awards granted under the CGA may only be settled in Shares and not in cash, unless and to the extent permitted under Section 102 and as expressly authorized by the ITA; (iv) notwithstanding anything to the contrary in the Plan, the Board’s and/or Committee’s ability to determine, alter, vary or adjust performance objectives with respect to Awards, and to grant Awards subject to performance goals and measurements, may require obtaining a specific tax ruling or the approval of the ITA in order for such Awards to qualify under the CGA, and the grant of performance based Approved 102 Awards is subject to the applicable guidelines published by the ITA with respect to the performance conditions; (v) notwithstanding anything to the contrary in the Plan, any extension of the exercise period, repricing, of exercise price, or amendment of the Award terms by the Board or Committee, may disqualify the Award from benefitting from the tax benefits under the CGA, unless the prior approval of the ITA is obtained; and (vi) notwithstanding anything to the contrary in the Plan, hereunder, or otherwise, in the event of a distribution of cash dividend by the Company to all holders of Shares, the Committee shall have the authority to determine, without the need for a consent of any holder of an Award, that the Exercise Price of any Award, which is outstanding and unexercised on the record date of such distribution, shall be reduced by an amount equal to the per Share gross dividend amount distributed by the Company, and the Committee may determine that the Exercise Price following such reduction shall be not less than the par value of a Stock, provided that the application of this cash dividend adjustment with respect to any Options granted as an Approved 102 Award shall be subject to obtaining a ruling from the ITA, to the extent required by applicable law and subject to the terms and conditions of any such ruling.

            10.            GOVERNING LAW & JURISDICTION

            This Annex, as it relates to Section 102 of the Ordinance, shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.  The competent courts of the Tel-Aviv District in Israel will have exclusive jurisdiction in any matters pertaining to this Annex.